SEPARATION AGREEMENT AND RELEASE

THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is entered into by Christopher Hauser (hereinafter referred to as "Employee") and drugstore.com, its parent, affiliates, subsidiaries, officers, directors, and managers (hereinafter referred to as "drugstore.com" or "Employer"). The effective date of this Agreement is June 2, 2006.

RECITALS

WHEREAS, Employee has been employed by the Company as the Vice President, Operations; and

WHEREAS, the Employee wishes to terminate his employment with the Company, effective June 2, 2006; and

WHEREAS, the parties wish to clarify and resolve any disputes that may exist between the Employee and drugstore.com arising out of his employment relationship; and

WHEREAS, the Employee is hereby advised of his right to consult an attorney prior to signing this Agreement. Employee has either consulted an attorney of his choice or voluntarily elected not to consult legal counsel, and understands that he is waiving all potential claims against the Company arising prior to the effective date of this Agreement and relating to his employment in any way; and

WHEREAS, Employee acknowledges that he enters into this Agreement knowingly and voluntarily without coercion or duress from any source. Employee has had a reasonable time in which to consider whether he wished to sign this Agreement.

AGREEMENTS

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained below, it is agreed as follows:

1. EMPLOYMENT AND OFFICES: ENDING DATE AND RESPONSIBILITIES

The Company and Employee acknowledge and agree that Employee's employment with the Company and its affiliates, and his status as an officer, will terminate effective June 2, 2006 (the "Termination Date"). Employee understands and agrees that this termination is effective with respect to all offices and positions he holds with the Company and any of its affiliates.

2. BENEFITS FROM EMPLOYER

As consideration for the release of claims set forth below and other obligations under this Agreement:

The Company will allow Employee to exercise vested option grants until December 29, 2006. In addition, although the Company's policy is to pay employees an amount equivalent to up to two weeks salary (up to 80 hours) to compensate employee for accrued but unused vacation, the Company will pay employee the equivalent of eight weeks salary to compensate him for the vacation benefits he was unable to use during his employment. Finally, the Company will facilitate the transfer of the cell phone number that employee uses ((206) 890-8698) to a personal account in the name of the Employee or to a corporate account for the benefit of Employee,

3. VALID CONSIDERATION

Employee and drugstore.com agree that the offer of severance pay and benefits by drugstore.com to Employee described in the preceding paragraph is not required by drugstore.com's policies or procedures or by any pre-existing contractual obligation of drugstore.com or by any statute, regulation or ordinance, and is offered by drugstore.com solely as consideration for this Agreement. In the event Employee fails to abide by the terms of this Agreement, drugstore.com may elect, at its option and without waiver of other rights or remedies it may have, not to pay or provide any unpaid severance payments or benefits, and to seek to recover previously paid severance pay.

4. STOCK OPTIONS

Employee acknowledges and agrees that no shares will vest after his Termination Date.

5. REAFFIRMATION OF CONFIDENTIALITY AND INVENTIONS AGREEMENT

Employee expressly reaffirms and incorporates herein as part of this Agreement the Confidentiality and Inventions Agreement, which Employee signed as part of his employment with drugstore.com, a copy of which is attached hereto as Exhibit A, which shall remain in full effect.

6. RELEASE OF CLAIMS

Employee expressly waives any claims against drugstore.com (including, for purposes of this paragraph 6, all parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, former employees, agents, investors, and representatives, predecessors and successors) and further releases drugstore.com (including its parents, affiliates, subsidiaries, officers, directors, stockholders, managers, employees, former employees, agents, investors, and representatives, predecessors and successors) from any claims, whether known or unknown, which existed or may have existed at any time up to the date of this Agreement, including claims related in any way to Employee's employment with drugstore.com or the ending of that relationship. This release includes, but is not limited to, any claims for wages, bonuses, employment benefits, stock options, or damages of any kind whatsoever, claims arising out of any common law torts, arising out of any contracts, express or implied, any covenant of good faith and fair dealing, express or implied, any theory of wrongful discharge, any theory of negligence, any theory of retaliation, any theory of discrimination or harassment in any form, any legal restriction on drugstore.com's right to terminate employees, or any federal, state, or other governmental statute, executive order, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964 as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Washington Law Against Discrimination, or any other legal limitation on or regulation of the employment relationship. Employee agrees to indemnify and hold drugstore.com harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, reasonable attorneys' fees incurred by drugstore.com arising out of any breach of this Agreement by Employee or resulting from any representation made herein by Employee that was false when made. Notwithstanding any other provision of this Agreement to the contrary, this waiver and release shall not apply to any claims by either party arising under that certain Indemnification Agreement between Employee and drugstore.com, and which is reaffirmed and incorporated herein as part of this Agreement.

Employee represents that Employee has not filed any complaints, charges or lawsuits against drugstore.com with any governmental agency or any court, and agrees that Employee will not initiate, assist or encourage any such actions, except as required by law. Employee further agrees that if a commission, agency, or court assumes jurisdiction of such claim, complaint or charge against drugstore.com on behalf of Employee, Employee will request the commission, agency or court to withdraw from the matter. This clause does not prohibit employee from enforcing the terms of this Agreement.

Employee represents and warrants that he is the sole owner of the actual or alleged claims, rights, causes of action, and other matters which are released herein, that the same have not been assigned, transferred, or disposed of in fact, by operation of law, or in any manner and that he has the full right and power to grant, execute and deliver the releases, undertakings, and agreements contained herein.

7. NO ADMISSION OF WRONGDOING

This Agreement shall not be construed as an admission by either party of any wrongful act, unlawful discrimination, or breach of contract. Employer specifically disclaims any liability to or discrimination against Employee or any other person.

8. NONDISPARAGEMENT

Employee agrees to refrain from making any derogatory or disparaging comments to the press or any individual or entity regarding drugstore.com's business or related activities or the relationship between the parties.

9. RETURN OF PROPERTY

Employee confirms that Employee has returned to Employer all files, memoranda, records, credit cards, pagers, computers, computer files, passwords and passkeys, Card Keys, or related physical or electronic access devices, and any and all other property received from Employer or any of its current or former employees or generated by Employee in the course of employment.

10. BREACH OR DEFAULT

Any party's failure to enforce this Agreement in the event of one or more events that violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

11. SEVERABILITY

The provisions of this Agreement are severable, and if any part of it is found to be unlawful or unenforceable, the other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law. If any one or more of the provisions of this Agreement is for any reason held to be excessively broad as to duration, geographical scope, activity, subject or for any other reason, it will be construed by limiting it and reducing it, so as to be enforceable to the extent compatible with the applicable law as it then appears in order to carry out the intent of the provision to the greatest extent possible.

12. ENTIRE AGREEMENT

This Agreement sets forth the entire understanding between Employee and drugstore.com and supersedes any prior agreements or understandings, express or implied, pertaining to the terms of Employee's employment with drugstore.com and the employment relationship. Employee acknowledges that in executing this Agreement, Employee does not rely upon any representation or statement by any representative of drugstore.com concerning the subject matter of this Agreement, except as expressly set forth in the text of the Agreement. No modification or waiver of this Agreement will be effective unless evidenced in a writing signed by both parties.

13. GOVERNING LAW

This Agreement will be governed by and construed exclusively in accordance with the laws of the State of Washington without reference to its choice of law principles. Any disputes arising under this Agreement shall be brought in a court of competent jurisdiction in the State of Washington.

14. KNOWING AND VOLUNTARY AGREEMENT

Employee represents and agrees that Employee has read this Agreement, understands its terms and the fact that this Agreement releases any claims that Employee might have against Employer. Further, Employee understands that Employee has the right to consult counsel of choice and has either done so or knowingly waived the right to do so, and enters into this Agreement without duress or coercion from any source.

15. OPPORTUNITY TO CONSIDER AND REVOKE AGREEMENT

Employee agrees that he has been encouraged to seek legal counsel to review this Agreement, has been provided the opportunity to consider for twenty-one (21) days whether to enter this Agreement, and has voluntarily chosen to enter the Agreement on this date. Employee may revoke this Agreement for a period of seven (7) days following the execution of this Agreement; this Agreement shall become effective following expiration of this seven (7) day period (the "Effective Date"). Employee acknowledges that he is voluntarily executing this Agreement, that he has carefully read and fully understands all aspects of this Agreement, that he has not relied upon any representations or statements not set forth herein or made by Employer's agents or representatives.

IN WITNESS WHEREOF, the parties have executed this Agreement.

drugstore.com By: Its:	Christopher Hauser _______________________________